Exhibit 99.1

Corbus Pharmaceuticals expands oncology pipeline with the addition of a clinical stage Nectin-4 targeting Antibody Drug Conjugate (ADC)

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CRB-701 (SYS6002) is designed for improved therapeutic index and to act on a broad range of Nectin-4 expressing tumors
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Clinical development is underway and will focus on urothelial cancer and other Nectin-4-positive solid tumors potentially including lung, breast and prostate cancer
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Licensing agreement with CSPC Pharmaceutical Group grants exclusive development and commercialization rights in the United States, Canada, Europe and Australia
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A reverse stock split of 1:30 will be carried out in conjunction with this deal effective on February 14, 2023

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Norwood, MA, February 13, 2023 (PR NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a precision oncology company, today announced that it has entered into an exclusive licensing agreement with CSPC Megalith Biopharmaceutical Co., Ltd, a subsidiary of CSPC Pharmaceutical Group Limited (CSPC; HKEX: 01093) for development and commercialization of CRB-701 (SYS6002): a novel clinical stage antibody drug conjugate (ADC) targeting Nectin-4. The agreement covers exclusive commercialization rights to CRB-701 in the United States, Canada, the European Union (including the European Free Trade Area), the United Kingdom, and Australia. CSPC will retain all rights to SYS6002 in the remaining global markets. The IND for CRB-701 has been cleared by the US FDA. CRB-701 is currently being investigated by CSPC in a Phase 1 dose escalation clinical trial in advanced solid tumors in China. Corbus is planning to bridge data from this Phase 1 trial to support a US clinical trial starting in 2024. Corbus and CSPC will work collaboratively to execute the clinical development of CRB-701 with Corbus responsible for the clinical development in the US and other licensed territories.

“This agreement adds a promising clinical-stage asset with a validated mechanism of action to our pipeline and reinforces the evolution of Corbus into a precision oncology company. We will leverage the R&D infrastructure that we have established for our TGFβ modulator (CRB-601) to also enhance our understanding of Nectin-4,” said Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “By combining recent cost-reduction measures as well as prioritization of resources to this new program, we can maintain our previously stated cash runway through the second quarter of 2024.”

CSPC will receive an upfront payment of $7.5 million. CSPC will also be eligible to receive royalties on net sales and up to $130 million in potential development and regulatory milestone payments and $555 million in potential commercial milestone payments.

“CRB-701 has several key features that support a differentiated profile,” said Rachael Brake, Ph.D., Chief Scientific Officer of Corbus. “These include site specific conjugation chemistry that leads to low payload release in plasma, a novel Fc-enabled antibody with an improved pharmacokinetic profile and toxicology data that suggests that there is an ability to achieve higher exposures with CRB-701. We look forward to working with CSPC to advance clinical development of this asset and realize its full potential.”

Exhibit 99.1

“This partnership with Corbus, is an example of our focused effort to bring our innovative pipeline overseas to help patients battling cancer. We look forward to collaborating with Corbus with the goal of developing this ADC as a potentially impactful treatment option to patients in need,” said Zhang Cuilong, Chief Executive Officer of CSPC.

Reverse Stock Split

Concurrent with the licensing agreement, Corbus also announced a 1-for-30 reverse stock split of its common stock, effective on February 14, 2023. Beginning on February 14, 2023, the Company’s common stock will continue to trade on The Nasdaq Capital Market on a reverse split adjusted basis under the trading symbol ‘CRBP’, but will trade under the following CUSIP number 21833P301: The reverse stock split was approved by Corbus stockholders on December 20th and is intended to increase the Company's stock price to regain compliance with the $1.00 minimum bid price requirement of The NASDAQ Capital Market. Upon effectiveness of the reverse stock split, every thirty shares of common stock issued and outstanding will be automatically converted into one share of Corbus common stock, with no corresponding reduction in the number of authorized shares of the common stock. Any fraction of a share of common stock that would be created will be paid out to stockholders in cash equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market for the five consecutive trading days immediately preceding the effective date of the reverse split, adjusted to give effect to the 1-for-30 reverse split.

For additional information on the reverse stock split, please refer to Corbus’ Current Report on Form 8-K filed today, February 13, 2023.

About Corbus

Corbus is a precision oncology company committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ current pipeline includes CRB-601, an anti-integrin monoclonal antibody that blocks the activation of TGFβ expressed on cancer cells, and CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

About CSPC Pharmaceutical Group Limited

CSPC is a leading pharmaceutical conglomerate in China with strong capabilities in research and development, manufacturing, and marketing of innovative drugs. The Company was listed on the Hong Kong Stock Exchange (stock code: HK1093) in 1994 and became a constituent stock of the Hang Sang Index in 2018. Currently, it is also a constituent stock of Hang Seng Composite Index, Hang Seng Healthcare Index, Hang Seng Mainland Healthcare Index, Hang Seng Stock Connect Index, Hang Seng (Hong Kong-listed) 100 Index and Hang Seng China Enterprise Index. CPSC has more than 24,000 employees. CSPC has a national top research and development team with research and development bases in Shijiazhuang, Shanghai, Beijing, and the United States, focusing on the discovery, research and development of small molecule targeted drugs, nanodrugs, monoclonal antibody drugs, bispecific antibody drugs, antibody-drug conjugates, mRNA vaccines, small nucleic acid drugs and biological drugs in the immune field. For more information, please visit its website at CSPC Pharmaceutical Group Limited.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities, the Company’s compliance with Nasdaq’s continued listing criteria and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including whether the Company will be able to regain and maintain compliance with Nasdaq’s continued listing criteria, the potential impact of the COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals, Inc.

sean.moran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com